                     AUGUSTINE SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of May 26, 2000, by and between CYNET, Inc., a corporation incorporated under the laws of the State of Texas, U.S.A., with headquarters located at 12777 Jones Road, Suite 400, Houston, Texas 77070 (the "Company") and the purchaser named on the signature page hereof (the "Buyer").

                                    RECITALS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and Section 4(2) under the 1933 Act;

         B. The Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, for the amounts and upon the terms and conditions stated in this Agreement, in a closing (the "Closing") as herein described, certain of the Company's convertible preferred stock as listed and described in Recitals B(i) and B(ii) immediately below, and certain warrants as listed and described in Recital B(iii) below.

                  (i) At the closing (the "Closing"), 1,067 shares of the Company's Series E Convertible Preferred Stock (the "Series E Preferred Stock"). The designation, rights, preferences and other terms and provisions of the Series E Preferred Stock are set forth in the Statement of the Powers, Designations, Preferences and Rights of the Series E Convertible Preferred Stock, No Par Value of the Company, attached hereto as Exhibit A-1 (the "Series E Certificate of Designations"). The Series E Preferred Stock may be converted into Class A voting common stock of the Company, no par value per share ("Common Stock"), upon the terms and conditions hereof and upon the terms and conditions of the Series E Certificate of Designations. The total aggregate number of shares of Series E Preferred Stock to be issued and sold by the Company at this Closing is 1,600, and the purchase price for each share of Preferred Stock is $1,000.00, all in accordance with the terms of this Agreement and of the Certificate of Designations.

                  (ii) At the Closing, 1,433 shares of the Company's Series F Convertible Preferred Stock (the "Series F Preferred Stock"). The designation, rights, preferences and other terms and provisions of the Series F Preferred Stock are set forth in the Statement of the Powers, Designations, Preferences and Rights of the Series F Convertible Preferred Stock, No Par Value of the Company, attached hereto as Exhibit A-2 (the "Series F Certificate of Designations"). The Series F Preferred Stock may be converted into Common Stock upon the terms and conditions hereof and upon the terms and conditions of the Series

                           F Certificate of Designations. The aggregate number of shares of Series F Preferred Stock to be issued and sold by the Company at this Closing is 2,185, and the purchase price for each share of Preferred Stock is $1,000.00, all in accordance with the terms of this Agreement and of the Certificate of Designations.

                  (ii) At the Closing, as additional consideration for Buyer's purchase of the Series E Preferred Stock and the Series F Preferred Stock, a warrant (the "Warrants") to purchase 90,000 shares of Common Stock at a purchase price per share equal to one hundred twenty percent (120%) of the lowest of the closing bid prices for the Common Stock for the five (5) trading days prior to the Closing Date (defined below), which Warrants must be exercised if at all within five (5) years after the date of issuance. The Warrants shall be substantially in the form attached hereto as Exhibit B.

         The Series E Preferred Stock and the Series F Preferred Stock may collectively be referred to herein as the "Preferred Stock." The Series E Certificate of Designations and the Series F Certificate of Designations may collectively be referred to herein as the "Certificate of Designations." The Common Stock into which the Preferred Stock may (in accordance with the terms of the applicable Certificate of Designations) be convertible shall be referred to herein as the "Conversion Shares." Certain shares of Common Stock may (at the Company's option as described in the Certificate of Designations) be issued to the Buyer in payment of dividends (the "Dividend Shares"). The Common Stock received upon exercise of the Warrants shall be referred to as the "Warrant Shares." The Conversion Shares, the Dividend Shares (if any), the Warrants, the Preferred Stock and the Warrant Shares may be collectively referred to herein as the "Securities."

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form of Exhibit C attached hereto pursuant to which the Company has agreed to provide certain registration rights with respect to certain of the Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF SECURITIES.

         a. PURCHASE. At the Closing, the Buyer shall purchase from the Company, and the Company shall sell to the Buyer, the Preferred Stock and Warrants referred to in Recitals B(i), B(ii) and B(iii) above. The purchase price (the "Purchase Price") for the Preferred Stock and the Warrants purchased by the Buyer shall be $900,000.

         b. THE CLOSING. Subject to the terms of this Agreement, the date of the Closing (the "Closing Date") shall be May 26, 2000. The Purchase Price for the Preferred Stock and Warrants being purchased at the Closing shall be delivered to the Escrow Agent (as defined in the Escrow Agreement substantially in the form of Exhibit D attached hereto (the "Escrow Agreement")) on behalf of the Company on or before the Closing Date. On or before the Closing Date, the Company shall deliver the original certificates representing the Preferred Stock, along with the Warrants (or a facsimile of the signature pages thereof, with the originals to follow via express courier within one (1) business day) being purchased at the Closing, duly issued, authorized and executed by the authorized officers on behalf of the Company, to the Escrow Agent on behalf of the Buyer.

         c. FORM OF PAYMENT. The Buyer shall pay the Purchase Price for the Securities purchased at the Closing by wire transfer of immediately available funds in United States Dollars, to be held by the Escrow Agent against delivery to the Escrow Agent of the appropriate number of shares of duly authorized and issued Preferred Stock and Warrants being purchased by the Buyer hereunder at such Closing. The Escrow Agent shall be responsible for delivery of the Purchase Price to the Company and the Preferred Stock and Warrants to the Buyer in accordance with the terms of the Escrow Agreement and with the instructions of the said parties. Notwithstanding the above, the Buyer shall surrender that Series A Eight Percent (8%) Convertible Note (the "Note") issued to Augustine Fund, L.P., as of January 31, 2000, in the initial principal amount of US$1,600,000.00 to the Company in payment of $1,635,000.00 of the Purchase Price. The Note shall be canceled as of the Closing Date.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

         The Buyer understands, agrees with, and represents and warrants to the Company with respect to its purchase hereunder, that:

         a. INVESTMENT PURPOSES; COMPLIANCE WITH 1933 ACT. The Buyer is purchasing the Securities for its own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the 1933 Act and applicable state securities laws. The Buyer is not purchasing the Securities for the purpose of covering short sale positions in the Common Stock established on or prior to the Closing Date. The Buyer agrees to offer, sell or otherwise transfer the Securities only (i) in accordance with the terms of this Agreement, the Certificate of Designations and the Warrants, as applicable, and (ii) pursuant to registration under the 1933 Act or to an exemption from registration under the 1933 Act and any other applicable securities laws. The Buyer does not by its representations contained in this Section 2(a) agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time pursuant to a registration statement or in accordance with an exemption from registration under the 1933 Act, in all cases in accordance with applicable state and federal securities laws. The Buyer understands that it shall be a condition to the issuance of the Conversion Shares, the Warrant Shares and the Dividend Shares (if any) that the Conversion

Shares, the Warrant Shares and the Dividend Shares (if any) be and are subject to the representations set forth in this Section 2(a).

         b. ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment made pursuant to this Agreement. The Buyer is aware that it may be required to bear the economic risk of an investment made pursuant to this Agreement for an indefinite period of time, and is able to bear such risk for an indefinite period.

         c. RELIANCE ON EXEMPTIONS. The Buyer understands the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

         d. INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask all such questions of the Company as they have in their discretion deemed advisable. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to the investment made pursuant to this Agreement.

         e. NO GOVERNMENT REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has approved or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         f. TRANSFER OR RESALE. The Buyer understands that: (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless either (a) subsequently registered thereunder or (b) the Buyer shall have delivered to the Company an opinion by counsel reasonably satisfactory to the Company, in form, scope and substance reasonably satisfactory to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of such securities made in reliance on Rule 144 (as hereafter defined) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person though whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder and applicable state securities laws, and
(iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

         g. LEGEND. The Buyer understands that the Preferred Stock, the Warrants, and until such time as the Conversion Shares, the Warrant Shares and the Dividend Shares (if any) (collectively, the "Registrable Securities"), have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Buyer pursuant to Rule 144 (as amended, or any applicable rule which operates to replace said Rule) promulgated under the 1933 Act ("Rule 144"), the stock certificates representing the Registrable Securities will bear a restrictive legend (the "Legend") in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

         The Legend shall be removed and the Company will issue Common Stock certificates without the Legend to the holder of the applicable Preferred Stock or any Registrable Securities upon which the Legend is stamped, in accordance with Section 5(b).

         h. AUTHORIZATION; ENFORCEMENT. This Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly and validly authorized, executed and delivered by the Buyer and are each and collectively valid and binding agreements of the Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company understands, agrees with, and represents and warrants to the Buyer that:

         a. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Texas, except as would not have a Material Adverse Effect (as defined below), and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties or financial condition of the Company taken as a whole. The Common Stock is eligible to trade and is listed for trading on the OTC BULLETIN BOARD MARKET. The Company has received no notice, either written or oral, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing, and the Company does not reasonably anticipate, based upon conditions currently existing and reasonably forecasted that the Common Stock will be delisted from the OTC BULLETIN BOARD MARKET for the reasonably foreseeable future. The Company has complied with all requirements of the National Association of Securities Dealers and the OTC BULLETIN BOARD MARKET with respect to the issuance of the Securities.

         b. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants, the Registration Rights Agreement and the Escrow Agreement, to issue and sell the Preferred Stock and the Registrable Securities in accordance with the terms hereof, and to perform its obligations under the Certificate of Designations in accordance with the requirements of the same, (ii) the execution, delivery and performance of the Company's obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement and, on the Closing Date, the Preferred Stock and Warrants sold at the Closing, have been duly and validly authorized, executed and delivered by the Company, and (iv) this Agreement, the Preferred Stock (when issued), the Warrants (when issued), the Registration Rights Agreement and the Escrow Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting, generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application. The Company (and its legal counsel) has examined this Agreement and is satisfied in its sole discretion that, assuming the accuracy of the representations of the Buyer contained in Section 2 of this Agreement, this Agreement and the accompanying Exhibits, Schedules and the Addenda, if any, are in accordance with Regulation D and the 1933 Act and are effective to accomplish the purposes set forth herein and therein.

         c. CAPITALIZATION. As of May 15, 2000, the authorized common stock of the Company consisted of 40,000,000 shares of Common Stock of which 26,111,813 shares were issued and outstanding, and 20,000,000 shares of Class B common stock of which 2,255,452 shares were issued and outstanding. After giving effect to the transactions contemplated herein, the authorized preferred stock of the Company consisted of 10,000,000 shares of blank check preferred stock of which there are 1,600,000 shares of Series C Preferred Stock that is not convertible into Common Stock, and 1,766,423 shares of Series D Preferred Stock convertible on a "one for one" basis into Common Stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights and the Company has not attached any liens or encumbrances on any such shares. Except for the above-referenced preferred stock and as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries,
(ii) there are no outstanding debt securities, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except as provided herein, in Schedule 3(c) and in the Registration Rights Agreement). If requested by the Buyer, the Company has furnished to the Buyer, and the Buyer acknowledges receipt of same by its signature hereafter, true and correct copies of the Company's Articles of Incorporation, as amended, as in effect on the date hereof ("Articles of Incorporation"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws").

         d. ISSUANCE OF SECURITIES. The Registrable Securities are all duly authorized and reserved for issuance, and in all cases upon issuance shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

         e. ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF THE SECURITIES. The Company acknowledges and agrees that the Buyer is not acting as financial advisor to or fiduciary of the Company (or in any similar capacity with respect to this Agreement or the transactions contemplated hereby), that this Agreement and the transactions contemplated hereby, and the relationship between the Buyer and the Company, are and will be considered "arms-length" notwithstanding any other or prior agreements or nexus between the Buyer and the Company, whether or not disclosed, and that any statement made by the Buyer, or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to the Buyer's purchase of the Securities and has not been relied upon in any way by the Company, its officers or directors. The Company further represents to the Buyer that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely upon an independent evaluation by the Company, its officers and directors.

         f. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances which would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the 1933 Act and specifically in accordance with the provisions of Regulation D.

The transactions contemplated hereby are exempt from the registration requirements of the 1933 Act, assuming the accuracy of the representations and warranties contained herein of the Buyer.

         g. NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as set forth in Schedule 3(g) (attached if applicable), neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or other organizational documents, and neither the Company nor any of its/subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, in the aggregate or individually, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which neither singly or in the aggregate would have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws (any of which exceptions are set forth in Schedule 3(g)), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (except for such consents, authorizations or orders as would not have a Material Adverse Effect) in order for it to execute, deliver or perform any of its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement or the Escrow Agreement in accordance with the terms hereof and thereof, or to perform its obligations with respect to the Preferred Stock exactly as described in the Certificate of Designations (once the Preferred Stock is issued), and with respect to the Warrants exactly as described in the Warrants (once issued).

          h. SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as disclosed on
Schedule 3(h) hereof (attached if applicable), since at least December 6, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyer as requested by the

Buyer true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or are otherwise subject to normal year-end adjustments) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer (including the information referred to in Section 2(d) of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no material liabilities, contingent or otherwise (to the best of the knowledge of the Company's Chief Executive Officer, President or any other senior level officer of the Company (the "Company's Knowledge")), other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company. The SEC Documents contain a complete and accurate list of all written and oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is subject which are required by the rules and regulations promulgated by the SEC to be so listed (each a "Contract"). None of the Company, its subsidiaries or, to the best of the Company's Knowledge, any of the other parties thereto, is in breach or violation of any Contract which breach or violation would, or with the lapse of time, the giving of notice, or both, have a Material Adverse Effect.

         i. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents, since at least December 6, 1999, there has been no material adverse change and no material adverse development in the business, properties, operation, financial condition, results of operations or prospects of the Company. The Company has not taken any steps, and does not currently have any reasonable expectation of taking any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings. The Company shall, at least until Buyer no longer holds any of the Securities, maintain its corporate existence in good standing and shall pay all taxes when due except for taxes it reasonably disputes.

         j. ABSENCE OF LITIGATION. Except as set forth in Schedule 3(j) (attached if applicable), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect or which would reasonably be expected to adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

         k. FOREIGN CORRUPT PRACTICES. Neither the Company nor any of its subsidiaries, nor to the best of the Company's Knowledge, any officer, director or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for or on behalf of the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         l. BROKERS; NO GENERAL SOLICITATION. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement and the transactions contemplated hereby, other than to Delano Group Securities, L.L.C., and Wall Street Concepts. The Company and the Buyer both acknowledge that no other broker or finder was involved with respect to the transactions contemplated hereby, other than Delano Group Securities, L.L.C., and Wall Street Concepts. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to the Securities being offered hereby.

         m. ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares and Dividend Shares issuable upon conversion of the Preferred Stock and the number of Warrant Shares issuable upon exercise of the Warrants may increase substantially in certain circumstances, including without limitation the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares and Dividend Shares upon conversion of the Preferred Stock and Warrant Shares upon exercise of the Warrants is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

         n. ELIGIBILITY TO FILE REGISTRATION STATEMENT. The Company is currently eligible to file a registration statement with the SEC either on Form SB-1 or Form SB-2 under the 1933 Act.

         o. (Intentionally Omitted.)

         p. NON-DISCLOSURE OF NON-PUBLIC INFORMATION. (a) The Company shall in no event disclose material, non-public information to the Buyer, advisors to or representatives of the Buyer unless prior to or contemporaneously with such disclosure of information the Company marks such information as "non-public information - confidential" and provides the Buyer, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Buyer, its advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Buyer.

                  (b) Nothing herein shall require the Company to disclose non-public information to the Buyer, its advisors or representatives, and the Company represents that it does not disseminate material non-public information to investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Buyer and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the registration statement to be filed pursuant to the Registration Rights Agreement, would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing herein shall be construed to mean that such persons or entities other than the Buyer (without the written consent of the Buyer prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that, based upon such due diligence by such persons or entities, that the registration statement contains an untrue statement of a material fact or omits a material fact required to be stated in such registration statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         4. COVENANTS.

         a. BEST EFFORTS. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

         b. SECURITIES LAWS. The Company agrees to timely file a Form D (and any equivalent form required by applicable state law) with respect to the Securities if and as required under Regulation D and applicable state securities laws and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary to sell the Securities being sold to the Buyer on each such date under applicable securities laws of the United States and the relevant state(s), and shall if specifically so requested provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

         c. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations hereunder would permit such termination.

         d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for operating capital and capital expansion.

         e. FINANCIAL INFORMATION. Until such time as the Buyer no longer beneficially owns Securities, the Company agrees to send the following reports to the Buyer: (i) after filing with the SEC, a copy of each of its Annual Reports, its Quarterly Reports, and any reports filed on Form 8-K; and (ii) as soon as reasonably practicable after release thereof, copies of all press releases issued by the Company or any of its subsidiaries.

         f. RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of all of the Conversion Shares, the Warrant Shares and the Dividend Shares (if any). Prior to complete conversion of the Preferred Stock and exercise of the Warrants, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Buyer except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally.

         g. LISTING. Upon the Closing, the Company shall promptly secure the listing of the Common Stock underlying the Preferred Stock and the Warrants upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of shares of Registrable Securities from time to time issued under the terms of this Agreement and the Registration Rights Agreement. The Company shall at all times comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers and the OTC BULLETIN BOARD MARKET (or such other national securities exchange or market on which the Common Stock may then be listed, as applicable).

         h. PROSPECTUS DELIVERY REQUIREMENT. The Buyer understands that the 1933 Act requires delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the 1933 Act covering any resale by the Buyer of the Common Stock being sold, and the Buyer shall comply with any applicable prospectus delivery requirements of the 1933 Act in connection with any such sale. The Company shall have the unequivocal right to rely upon the Buyer's representation and covenant to deliver a prospectus as required by applicable law or regulation contained in this Section 4(h), and thus, with respect to any resales by the Buyer pursuant to a registration statement of Common Stock issued to the Buyer upon conversion of the Preferred Stock (or in payment of dividends on the Preferred Stock) or upon exercise of the Warrants, such Common Stock shall not contain a restrictive legend of any kind. The Buyer will indemnify and hold harmless the Company and its transfer agent for any loss, cost or expense (including reasonable attorney's fees) incurred by such parties as a result of improper actions taken by the Buyer in response to the Company's and the transfer agent's compliance with the provisions of this Section 4(h), including without limitation the sales of such Common Stock without delivery of a prospectus as required by applicable law or regulation.

         i. INTENTIONAL ACTS OR OMISSIONS. Neither party shall intentionally perform any act that if performed, or omit to perform any act that if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

         j. NO SHORTING. As a material inducement for the Company to enter into this Agreement, the Buyer represents that it has not as of the date hereof, and covenants on behalf of itself and its affiliates that neither Buyer nor any affiliate of Buyer will at any time in which the Buyer or any affiliate of the Buyer beneficially owns any of the Securities, engage in any short sales of, or hedging or arbitrage transactions with respect to, the Common Stock, or buy "put" options or similar instruments with respect to the Common Stock. The Company acknowledges that a sale of Conversion Shares, Dividend Shares or Warrant Shares on the date a conversion of the Preferred Stock (or exercise notice for the Warrants) is made, even if such sale is made prior to delivery of the notice of conversion with respect to such Conversion Shares (or exercise notice with respect to such Warrant Shares), is not a "short sale" for purposes of this Section 4(j).

         k. EXPENSES. The Company agrees to pay to or at the direction of the Buyer the sum of $3,000.00 at the Closing as reimbursement for the attorney's fees and expenses of the Buyer incurred by it in connection with the transactions contemplated by this Agreement.

         1. NO ADDITIONAL ISSUANCE OF SERIES F PREFERRED STOCK. The Company agrees that it will not issue Preferred Stock to any person other than to the Buyer or to the other buyers concurrently executing agreements of like tenor with this Agreement (collectively, the "Other Buyers") in respect of the transactions contemplated herein and therein.

         m. RESTRICTION ON BELOW MARKET ISSUANCE OF SECURITIES. Until the date which is the earlier of twelve (12) months from the Closing Date or the date the Preferred Stock has been redeemed or converted in full, the Company shall not issue or agree to issue (other than (i) to the

Buyer and to the Other Buyers pursuant to the transactions contemplated herein,
(ii) pursuant to any employee stock option plan or employee stock purchase plan of the Company established during the term of this restriction for a legitimate business purpose and not to avoid the restrictions imposed in this Section 4(m),
(iii) pursuant to any existing security, option, warrant, scrip, call or commitment or right in each case as disclosed on Schedule 3(c) hereof, or (iv) with the consent of the Buyer and the Other Buyers, not to be unreasonably withheld) any equity securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company) or debt securities of the Company if such securities are issued at a price (or provide for a conversion, exercise or exchange price) which may be less than the current market price for the Common Stock on the date of issuance (in the case of Common Stock) or the date of conversion, exercise or exchange (in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock). In the event the Company seeks to offer such securities as permitted in subsection 4(m)(iv) of this Section, the Company shall first offer to the Buyer and to the Other Buyers, pro rata, the opportunity to purchase such securities on the same terms and conditions as proposed by the Company (the "First Offer"). The Buyer shall have ten (10) days to advise the Company in writing that it accepts its pro rata share of the First Offer. If the Buyer does not so advise the Company, the Company shall be free, for a period of sixty (60) days, to issue such securities as proposed to such other party, after which sixty (60) day period the restrictions contained in this Section 4(m) shall apply as if the Buyer had not given its consent and the First Offer had not been made to the Buyer. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Preferred Stock, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration statement filed under Section 2 of the Registration Rights Agreement except those matters identified in Schedule 3(c).

         5.       LEGEND AND TRANSFER INSTRUCTIONS.

         a. TRANSFER AGENT INSTRUCTIONS. The Company shall instruct its transfer agent to issue certificates, registered in the name of the Buyer or its permitted nominee, for the Conversion Shares, the Warrant Shares and the Dividend Shares (if any) in accordance with the terms of the applicable Preferred Stock and Warrants and in such amounts as are set forth in the Certificate of Designations and Warrants, respectively, upon conversion of the Preferred Stock or exercise of the Warrants (as applicable). All such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement only to the extent required by applicable law and as specified in this Agreement and the Exhibits and Addenda hereto, and with consideration to Section 4(h) hereof. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the Conversion Shares, the Warrant Shares and the Dividend Shares (if any) prior to the registration of same under the 1933 Act, will be given by the Company to its transfer agent and that the Conversion Shares, the Warrant Shares and the Dividend Shares (if any) shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Agreement, the Warrants and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Conversion Shares, the Warrant Shares and/or the Dividend Shares (if any). If the Buyer (x) provides the Company with an opinion of counsel reasonably satisfactory to Company that registration by the Buyer of the Preferred Stock, the Warrants, the Warrant Shares, the Conversion Shares and/or the Dividend Shares (if any) is not required under the 1933 Act and that resale is otherwise permitted under applicable securities laws, or (y) transfers Securities to an affiliate which is an accredited investor (in accordance with the provisions of this Agreement) or in compliance with Rule 144, then in either instance the Company shall permit the said transfer, and if applicable promptly (and in all events within two (2) trading days) instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer.

         b. REMOVAL OF LEGENDS. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (x) the resale of such Security is registered under the 1933 Act, or (y) such holder provides the Company with an opinion by counsel reasonably satisfactory to the Company, that is in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act or (z) such holder provides the Company with assurances reasonably satisfactory to the Company and its counsel, that such Security can be sold pursuant to Rule 144. The Buyer agrees that its sale of all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, shall be made only pursuant to an effective registration statement (and to deliver a prospectus in connection with such sale) or in compliance with an exemption from the registration requirements of the 1933 Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the sales of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such Security, the Company shall be entitled to require that the Legend be placed upon any such Security which cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (y) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 (or such holder provides the opinion with respect thereto described in clause (y) next above.

         c. CONVERSION OF PREFERRED STOCK. The Buyer shall have the right to convert the Preferred Stock sold hereunder by delivering via facsimile an executed and completed Notice of Conversion (as defined in the Certificate of Designations) to the Company and delivering within two (2) business days thereafter the original Notice of Conversion and the original Preferred Stock certificate being converted (but only at such time as such original Preferred Stock certificate being converted is converted in full into Common Stock, unless otherwise specifically requested by the Company) by express courier to the Company. Each date on which a Notice of Conversion is faxed to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates (each a "Certificate" and collectively the "Certificates") representing the shares of Common Stock issuable upon conversion of any Preferred Stock, including also any applicable Dividend Shares (along with a replacement certificate representing the number of preferred shares not so converted, if applicable) to the Buyer via express courier, within five (5) business days after the relevant Conversion Date (with respect to each conversion, the "Deadline").

         d. INJUNCTIVE RELIEF FOR BREACH. The Company acknowledges that a breach of its obligations under Sections 5(a), 5(b) and 5(c) above will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly the Company agrees that the remedy at law for a breach of its obligations under such Sections would be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of such Sections, the Buyer shall be entitled, in addition to all other remedies at law or in equity, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         e. LIQUIDATED DAMAGES FOR NON-DELIVERY OF CERTIFICATES. In addition to the provisions of Section 5(d) above, the Company understands and agrees that a delay in the issuance of any of the Certificates beyond the Deadline will result in substantial economic loss and other damages to the Buyer. As partial compensation to the Buyer for such loss, the Company agrees to pay liquidated damages (which the Company acknowledges is not a penalty) to the Buyer for issuance and delivery of any Certificate after the Deadline, in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from the date of delivery by the Buyer to the Company of a facsimile Notice of Conversion (or, if later, from the date on which all other necessary documentation duly executed and in proper form required for conversion of Preferred Stock as described in this Agreement, including the original Notice of Conversion, all in accordance with this Agreement ONLY IF such necessary documentation has not been delivered to the Company within the two (2) business day period after the facsimile delivery to the Company of the Notice of Conversion as required in this Agreement)):

         NO. BUSINESS DAYS LATE                   LIQUIDATED DAMAGES
         ----------------------                   ------------------
                                                        (in US$)
                  1                                     $1,000
                  2                                     $1,000
                  3                                     $1,000
                  4                                     $2,000
                  5                                     $2,000
                  6                                     $2,000
                  7+                                    $2,000 + $500 for
                                                        each Business Day Late
                                                        beyond 7 days

         The Company shall pay the Buyer any liquidated damages incurred as called for under this Section 5(e) by certified or cashier's check upon the earlier of (i) issuance of the relevant Certificate(s) to the Buyer or (ii) each monthly anniversary of the receipt by the Company of the Buyer's Notice of Conversion. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver all Certificates to the Buyer in accordance with the terms of this Agreement or for breach by the Company of this Agreement.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to sell Preferred Stock and Warrants at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         a. The parties shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and the parties shall have delivered the respective documents or signature pages thereof (via facsimile or otherwise as permitted in the Escrow Agreement) to the Escrow Agent.

         b. Prior to or contemporaneous with the Closing, Augustine Fund, L.P., has exchanged all of the Company's Series A 8% Convertible Notes for shares of the Company's Series E Convertible Preferred Stock.

         c. The Buyer shall have delivered to the Escrow Agent on behalf of the Company the Purchase Price for the Preferred Stock and Warrants purchased at the Closing, by wire transfer of immediately available funds pursuant to the wiring instructions provided by the Escrow Agent.

         d. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

         e. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

         f. The Company's Board of Directors (and if necessary, the shareholders of the Company) shall have approved this Agreement and the related documentation referred to herein.

         7.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The obligation of the Buyer to purchase Preferred Stock and Warrants is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit of the Buyer and may be waived by the Buyer at any time in its sole discretion:

         a. The parties shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, the parties shall have delivered the respective documents or signature pages thereof (via facsimile or otherwise) to the Escrow Agent on behalf of each other. The Company shall have filed both the Series E Certificate of Designations and the Series F Certificate of Designations with the State of Texas and shall have delivered to the Escrow Agent on behalf of the Buyer a copy thereof stamped "filed" by the Secretary of State of Texas.

         b. Prior to or contemporaneous with the Closing, Houston Equal Opportunity Fund, L.P. ("HEOF") has exchanged all of the Company's Series C Callable Redeemable Preferred Stock for shares of the Company's Series D Redeemable Convertible Preferred Stock, and the HEOF in cooperation with the Company has removed the $1.51 put Option from all issued and outstanding shares of the Series D Redeemable Convertible Preferred Stock.

         c. The representations and warranties of the Company shall be true and correct in all material respects as of the date made and as of Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer may in its sole discretion require a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

         d. With respect to the Closing, the Company shall have issued and have duly executed by the authorized officers of the Company, and delivered to the Escrow Agent on behalf of the Buyer, the Preferred Stock certificate(s) and Warrants being sold at the Closing (via facsimile or otherwise as required by the Escrow Agreement, provided that any permitted facsimile of such documents shall be followed with physical delivery to the Escrow Agent of the original instrument or security within one (1) business day after facsimile of same to the Escrow Agent).

         e. The Common Stock shall be authorized for quotation on the OTC BULLETIN BOARD MARKET (or another national securities exchange or market) and trading in the Common Stock on such market shall not have been suspended by the SEC, the NASD or any other relevant regulatory agency.

         f. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.

         g. The Escrow Agent shall have received on behalf of the Buyer the opinion of Company counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E.

         h. The Company shall have reserved, out of its authorized but unissued Common Stock, that number of shares of Common Stock required to be registered in accordance with the terms of the Registration Rights Agreement. Such reserved shares shall include, without limitation, shares of Common Stock of Cynet Holdings, Inc., which are held by the Escrow Agent for the purpose of satisfying this provision.

         8. GOVERNING LAW; MISCELLANEOUS.

         a. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or application of this Agreement, the parties irrevocably consent to jurisdiction in any of the state or federal courts located in the City of Chicago, State of Illinois and waive their rights to object to venue in any such court, regardless of the convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Agreement (including also all Exhibits or Addenda hereto) or the transaction(s) contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and signature pages from such counterparts have been delivered to the Escrow Agent on behalf of the other party. In the event any signature page is delivered by facsimile transmission (which the parties agree is an acceptable form of delivery), the party using such means of delivery shall cause one (1) original for Warrants and three (3) additional originally executed signature pages with respect to any other document described herein to be physically delivered to the Escrow Agent on behalf of the other party within one (1) business day of the execution and delivery hereof.

         c. HEADINGS; GENDER, ETC. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of this Agreement. As used herein, the masculine shall refer to the feminine and neuter, the feminine to the masculine and neuter, and the neuter to the masculine and feminine, as the context may require. As used herein, unless the context clearly requires otherwise, the words "herein," "hereunder" and "hereby," shall refer to this entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls upon a Saturday, Sunday or public or legal holidays, the date shall be construed to mean the next business day following such Saturday, Sunday or public or legal holiday. For purposes of this Agreement, a "business day" is any day other than a Saturday, Sunday or public or legal holiday.

         d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by U. S. Mail or delivered personally or by courier or via facsimile (if via facsimile, to be followed within three (3) business days by an original of the notice document via U.S. Mail or courier) and shall be effective five (5) days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

 If to the Company:                 CYNET, Inc.
                                    12777 Jones Road, Suite 400
                                    Houston, Texas 77070
                                    Telephone: 281.897.8317 ext. 332
                                    Facsimile: 281.894.7952
                                    Attention: Mr. Samuel Beale, General Counsel

If to the Buyer, at the address on the signature page of this Agreement. Each party shall provide written notice to the other party of any change in address.

         g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld), and in any event any assignee of the Buyer shall be an accredited investor (as defined in Regulation D), in the written opinion of counsel who is reasonably satisfactory to the Company and in form, substance and scope reasonably satisfactory to the Company. Notwithstanding the foregoing, if applicable, any of the entities constituting the Buyer (if greater than one (1) entity) may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company;

provided, however, that any such assignment shall not release such assigning entity from its obligations hereunder unless such obligations are assumed by such affiliate and the Company has prior to such assignment and assumption consented in writing to the same; and no such assignment shall be made unless it is made in accordance with any applicable securities laws of any applicable jurisdiction. Any request for an assignment made hereunder by the Buyer shall be accompanied by a legal opinion in form, substance and scope reasonably satisfactory to the Company, that such assignment is proper under applicable law. Notwithstanding anything herein to the contrary, Buyer may pledge the Securities as collateral for a bona fide loan pursuant to a security agreement with a third party lender, and such pledge shall not be considered an assignment in violation of this Agreement so long as it is made in compliance with all applicable law.

         h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto, any other buyer who execute an Agreement of like tenor with this Agreement, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. SURVIVAL. Unless this Agreement is terminated under Section 8(1), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing of the purchase and sale of Securities purchased and sold hereby.

         j. PUBLICITY. The Company and the Buyer shall have the right to review before issuance by the other, any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without prior consultation with or approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations.

         k. FURTHER ASSURANCE. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. TERMINATION. In the event that the Closing shall not have occurred on or before ten (10) business days from the date hereof, this Agreement shall terminate at the close of business on such date. Neither party may unilaterally terminate this Agreement after the Closing for any reason other than a material breach of this Agreement by the non- breaching party. Such termination shall not be the sole remedy for a breach of this Agreement by the non-breaching party, and each party shall retain all of its rights hereunder at law or in equity. Notwithstanding anything herein to the contrary, a party whose breach of a covenant or representation and warranty or failure to satisfy a condition prevented the Closing shall not be entitled to terminate this Agreement.

         m. REMEDIES. No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and any other remedy that would otherwise be available to such party at law or in equity shall be so available. Nothing in this Agreement shall limit any rights a party may have with any applicable federal or state securities laws with respect to the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                            [SIGNATURE PAGE FOLLOWS]

List of Exhibits

Exhibit A-1       Form of Certificate of Designations for Series E Convertible Preferred Stock
Exhibit A-2       Form of Certificate of Designations for Series F Convertible Preferred Stock
Exhibit B         Warrant to Purchase Common Stock
Exhibit C         Registration Rights Agreement
Exhibit D         Escrow Agreement
Exhibit E         Opinion of Counsel for the Company

             [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT DATED
                               AS OF MAY 26, 2000]

                    COMPANY:

                             CYNET, INC.

                             By: /s/ Samuel C. Beale
                                -----------------------------------------
                                Samuel C. Beale, Vice President

                    BUYER:

                             AUGUSTINE FUND, L.P.

                             By:  Augustine Capital Management, L.L.C.,
                                  its General Partner

                             By: /s/ Thomas F. Duszynski
                                ------------------------------------------------
                                Mr. Thomas F. Duszynski, Chief Operating Officer


                    BUYER'S ADDRESS:

                                       141 West Jackson Blvd.
                                       Suite 2182
                                       Chicago, Illinois 60604
                                       Telephone: 312.427.5457
                                       Telecopier: 312.427.5396

                     AUGUSTINE SECURITIES PURCHASE AGREEMENT


                                  Schedule 3(c)


                  OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK:

Cynet Holdings, LLC subscription agreement disclosed in the October 18, 1999 and December 6, 1999 Prospectuses and subsequently amended to extend the expiration date of June 30, 2000 and raise the exercise price to $1.51 for all exercises after December 31, 1999. The subscription agreement allows Cynet Holdings, LLC to purchase Class A Common Stock or Class B Common Stock to the extent that Class A Common Stock is not available. Each of the shares have registration rights and Cynet Holdings can buy up to 4,774,528 on or before June 30, 2000.


                 OUTSTANDING WARRANTS TO PURCHASE COMMON STOCK:

Warrants to purchase 413,600 shares of Common Stock issued to Houston Economic Opportunity Fund, L.P. (the "Houston Warrants").

Warrants to purchase 160,000 shares of Common Stock issued to Augustine Fund, L.P. (the "Augustine Warrants") as part of the Augustine Convertible Note financing in January 2000.

Warrants to purchase 2,000,000 shares of Common Stock originally issued to the founder, Ray C. Davis, in April 1998 as part of his amended employment agreement with the Company.

Warrants to purchase 4,800,000 shares of Common Stock issue to Cynet Holdings, Inc. in July 1998 as part of the consideration for financing the Company which warrants have demand and piggy back registration rights.

Warrants to purchase 738,000 shares of Common Stock issued to 23 individuals in November 1996 for services rendered.

Warrants to purchase 450,000 shares of Common Stock issued to Vickroy Stone in May 1997.

Warrants to purchase 2,200,000 shares of Class B Common Stock issued to Keith Shaffner and his affiliate, CyFax, Inc. pursuant to a November 14, 1997 settlement agreement with the Company which also provided that the Common Stock underlying the warrants be registered which registration was completed on December 6, 1999.

Warrants to purchase 100,000 shares of Common Stock issued to Michael Silvert for services rendered in 1997.

                           OTHER STOCK PURCHASE RIGHTS

                                      None.


                             CONVERTIBLE SECURITIES

Series A Eight Percent (8%) Convertible Note ("Note") issued to Augustine Fund, L.P., as of January 31, 2000, in the initial principal amount of US$1,600,000.00 which Note is being exchanged for Series E Convertible Preferred Stock contemporaneously with this funding.

Series D Redeemable Convertible Preferred Stock issued to Houston Economic Opportunity Fund, LP ("HEOF") in the amount of 1,766,423 shares in exchange for 1,766,423 shares of registered Common Stock HEOF purchased on December 6, 1999. The Series D Redeemable Convertible Preferred Stock (the "Series D Preferred Stock") carried a $1.51 put option prior to its amendment contemporaneous to the closing of this funding. The Series D Preferred Stock converted to Common Stock on a one-for-one basis. See below for the amended terms.

Series D Preferred Stock amended to allow the exchange of 1,600,000 shares of Series C Callable Redeemable Preferred (the "Series C Preferred Stock") to be converted to 1,395,200 shares of Series D Preferred Stock and the issue to HEOF of an additional 169,577 shares of Series D Preferred Stock in consideration for moving the Series C Preferred Stock to Series D Preferred Stock and giving up a two year $1.51 per share put option on the Series D Preferred Stock. The terms of the Series D Preferred Stock are pari passu with Augustine's Series E Preferred and senior to the Series F Preferred Stock. The conversion to Common Stock is on a floating formula from a one-for-one basis to a 1.111 share of Common Stock for each share of Series D Preferred Stock converted. The Common Stock underlying the conversion of the Series D Preferred Stock is to be registered in the next registration of the Company.

Augustine Capital Management, L.L.C. ("Augustine") contemporaneously with this Closing is converting its $1,600,000 Series A 8% Convertible Note to 1,600 shares of Series E Convertible Preferred Stock. The terms of the Series E Preferred Stock are pari passu with HEOF's Series E Preferred Stock and senior to the Series F Preferred Stock. The conversion to Common Stock is on a floating formula based on the lessor of 110% of the average closing bid price (calculated based on the five days prior to the closing) for the Company's Class A Common Stock or 75% of the average of the three lowest closing bid prices 30 days prior to converting the Series E Preferred Stock and/or Series F Preferred Stock to Common Stock. The Common Stock underlying the conversion of the Series E Preferred Stock is to be registered in the next registration of the Company.

    Series E Preferred Stock to be issued pursuant to the present financing.

    Series F Preferred Stock to be issued pursuant to the present financing.


                               REGISTRATION RIGHTS

Registration of all the Registrable Securities under the Securities Act of 1933, as amended, requires the filing of a registration statement with the Securities and Exchange Commission and a declaration of effectiveness of the registration statement by the Securities and Exchange Commission.

Registration of up to 3,701,333 shares of Common Stock underlying the conversion of the Series D Preferred Stock held by HEOF and 413,600 shares of Common Stock underlying Warrants issued to HEOF.

Registration of approximately 6,816,136 shares of Common Stock into which the Series D Preferred Stock and Series E Preferred Stock held by or to be held by Augustine, Schaar Fund and Triton Fund may convert on a floating rate formula into as few as 2,824,026 shares of Common Stock. The balance of the registered shares that are not used to satisfy the Series E and Series F conversion are to be returned to the Company.

Registration of 475,000 shares (160,000 issued to Augustine pursuant to the 1/31/00 financing, an aggregate amount of 215,000 to be issued to Augustine, Schaar Fund and Triton Fund pursuant to this financing, and 100,000 to be issued to Delano Securities pursuant to this financing) of Common Stock sufficient to effect the exercise of the Delano Warrants, Augustine Warrants, Triton Fund Warrants and Schaar Fund Warrants.

Registration of 14,901,152 shares of Common Stock originally held by Cynet Holdings, LLC. As of the date of this Agreement, Guy M. Lewis has demanded the registration of 208,333 shares, Rowsey Holdings, LLC has demanded registration of 625,000 shares, Henrietta S. Wenkstern Revocable Trust has demanded registration of 37,500 shares and Thomas H. Wenkstern has demanded registration of 12,500 shares.

Registration of 8,598,600 shares of Common Stock after exercise of the Warrants for Class A Common Stock and upon demand.

Registration of 4,774,528 shares of Common Stock after exercise of the remaining options under the Cynet Holdings, LLC Subscription Agreement upon demand and with piggy back registration rights.

Registration of 2,000,000 shares of Common Stock granted under the Company's Employee Incentive Stock program which registration statement is expected to be filed in May 2000 under Form S-8.

                     AUGUSTINE SECURITIES PURCHASE AGREEMENT


                                  Schedule 3(j)


                          ACTIVE LITIGATION (MATERIAL):

The Company and its wholly owned subsidiary, Cynet Interactive, L.L.C., have been named as defendants in a suit filed November 19, 1999 in the District Court of Harris County, Texas, 61st Judicial District (Cause No. 1999-57579) by Bank & Estate Liquidators, Inc., a former customer of Cynet Interactive. The plaintiff alleges among other things, that Cynet Interactive failed to complete the design and development of an Internet Live Auction project in accordance with alleged contract terms and conditions and is seeking to recover actual and treble damages. The Company has retained counsel to defend the matter vigorously. Although the Company has not completed its discovery investigation of the claims asserted by the plaintiff in this matter, the Company does not believe that this suit will have a material adverse effect on the Company.

The Company has been named as defendant in a suit filed on April 10, 2000 in the District Court of Harris County, Texas,125th Judicial District (Cause No. 2000-18705) by George C. Ballas, Sr. and W. Glenn McKeown which suit was first served on the Company on May 3, 2000. The plaintiffs allege that under the leadership of the founder, Ray Davis, the Company entered into a settlement with Mr. Ballas settling personal obligations of Mr. Davis and of prior businesses owned by Mr. Davis, whereby the Company was obligated to issue to Ballas 50,000 shares of CYNET, Inc. when the company "went public." The Company can find no consideration to support the alleged obligation to Ballas. The plaintiffs ask for money damages including treble damages. The Company has retained counsel to defend the matter vigorously. Although the Company has not completed its discovery investigation of the claims asserted by the plaintiff in this matter, the Company does not believe that this suit will have a material adverse effect on the Company.

                        CLAIMS IN DISCUSSION AND WORKOUT

         On January 31, 2000, the Company received a letter from a major telecommunications carrier asserting that the Company failed to meet certain financial obligations including both payment for services rendered totaling approximately $248,000 and certain short fall penalties on volume commitments for long distance services totaling approximately $1,100,000. The alleged liability to the Company as a result of the agreement, including future year volume commitments and other expenses is approximately $4,000,000. The Company has disputed the claim based on the Company's assertion that the carrier breached the contract with respect to services rendered. The parties are presently in preliminary discussions to resolve their disputes. The Company believes it will resolve the issues relating to this dispute by entering into a new multi-year agreement for long distance or related services and does not expect this dispute to have a material adverse effect on the Company.

On May 16, 2000, the Company received a letter from a telecommunications product manufacturer asserting that the Company had failed to meet certain financial obligations including financing the purchase of approximately $1,800,000 of equipment. The Company has disputed the claim based upon the Company's assertion that the manufacturer breached the contract with respect to product defects, technical support, and related disclosures concerning the product. The parties are presently in discussions to resolve their disputes. The Company believes it will resolve the issues relating to the dispute by reforming the contract and substituting improved products. The Company does not expect this dispute will have a material adverse effect on the Company.